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                                                                     EXHIBIT 4.2



                       CENTERPOINT ENERGY RESOURCES CORP.

                     (formerly known as NorAm Energy Corp.)

                                       To

                               JPMORGAN CHASE BANK

            (successor to Chase Bank of Texas, National Association),

                                     Trustee

                                   ----------

                          SUPPLEMENTAL INDENTURE NO. 6

                           Dated as of April 14, 2003

                                   ----------

                          7.875% Senior Notes due 2013


                              Series A and Series B



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                       CENTERPOINT ENERGY RESOURCES CORP.

                     (formerly known as NorAm Energy Corp.)

                          SUPPLEMENTAL INDENTURE NO. 6

                          7.875% Senior Notes due 2013

                              Series A and Series B

         SUPPLEMENTAL INDENTURE No. 6, dated as of April 14, 2003, between CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation formerly known as NorAm Energy Corp. (the "Company"), and JPMORGAN CHASE BANK (successor to Chase Bank of Texas, National Association), as Trustee (the "Trustee").

                                    RECITALS

         The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the "Original Indenture" and, as previously and hereby supplemented and amended, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

         The Company has changed its name from "NorAm Energy Corp." to "CenterPoint Energy Resources Corp." and all references in the Indenture to the "Company" or "NorAm Energy Corp." shall be deemed to refer to CenterPoint Energy Resources Corp.

         Pursuant to the terms of the Indenture, the Company provided for the establishment of two series of Securities designated as the "7.875% Senior Notes due 2013, Series A" (the "Series A Notes") and the "7.875% Senior Notes due 2013, Series B" (the "Series B Notes" and, together with the Series A Notes, the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof in Supplemental Indenture No. 5 dated March 25, 2003, between the Company and the Trustee ("Supplemental Indenture No. 5").

         Pursuant to the terms of the Indenture, the aggregate principal amount of the Notes can be increased pursuant to a resolution of the Board of Directors of the Company.

         The Company has furnished the Trustee with a resolution of Board of Directors of the Company authorizing the increase of the aggregate principal amount of the Notes by $112,000,000 and the execution of this Supplemental Indenture No. 6 to reflect such increase.

         Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

         Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.



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         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                   ARTICLE ONE

                  Relation to Indenture; Additional Definitions

         Section 101. Relation to Indenture. This Supplemental Indenture No. 6 amends Supplemental Indenture No. 5 as provided in ARTICLE TWO below and constitutes an integral part of the Original Indenture.

                                   ARTICLE TWO

                    Amendment of Supplemental Indenture No. 5

         Section 201. Amendment of Cover Page and Title. The "$650,000,000" on the cover page and in the fourth line of the title of Supplemental Indenture No. 5 are each hereby replaced with "$762,000,000".

         Section 202. Amendment of Section 102. The following definitions in
Section 102 of Supplemental Indenture No. 5 are hereby amended and restated to read as follows:

         "'Initial Purchasers' means (i) Salomon Smith Barney Inc., Banc One Capital Markets, Inc. and Wachovia Securities, Inc., as initial purchasers in the offering of the Series A Notes pursuant to the Offering Memorandum dated March 18, 2003 relating thereto and (ii) Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, as initial purchasers in the offering of the Series A Notes pursuant to the Offering Memorandum dated April 7, 2003 relating thereto;"

         "'Registration Rights Agreement' means (i) that certain Registration Rights Agreement, dated as of March 25, 2003, by and among the Company and the Initial Purchasers signatories thereto and (ii) that certain Registration Rights Agreement, dated as of April 14, 2003, by and among the Company and the Initial Purchasers signatories thereto;"

         Section 203. Amendment of Section 202. Section 202 of Supplemental Indenture No. 5 is hereby amended and restated to read as follows:

         "The Trustee shall authenticate and deliver (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount of $650,000,000, (ii) Series A Notes for original issue on April 14, 2003 in the aggregate principal amount of $112,000,000 and (iii) Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time shall not exceed $762,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect."



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         Section 204. Amendment of Section 207. Section 207 of Supplemental
Indenture No. 5 is hereby amended and restated to read as follows:

         "The Notes issued on March 25, 2003 shall be initially issued at 100% of their principal amount, and the Notes issued on April 14, 2003 shall be initially issued at 105.826% of their principal amount (before discount to the Initial Purchasers); plus, in each case, accrued interest, if any, from March 25, 2003."

         Section 205. Amendment of Section 211(b). Section 211(b) of Supplemental Indenture No. 5 is hereby amended and restated to read as follows:

         "Solely with respect to the Notes issued hereby, the first sentence of
Section 1403 of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:

                  'Upon the Company's exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Article Eight and under any covenants provided pursuant to Section 301(20), 901(2) or 901(7) for the benefit of the Holders of such Securities and
                  (2) the occurrence of any event specified in Sections 501(4) (with respect to Article Eight and to any such covenants provided pursuant to Section 301(20), 901(2) or 901(7)) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called "Covenant Defeasance").'"

         Section 206. Amendment of Exhibit A. The form of Note attached to Supplemental Indenture No. 5 as Exhibit A is hereby amended as follows:

         (a) The final sentence of the first paragraph on the back of the Note is hereby amended and restated to read, with respect to any Note or replacement Note authenticated on or after April 14, 2003, as follows:

         "This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $762,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect."

         (b) The final sentence of the penultimate paragraph on the back of the
Note is hereby amended and restated to read as follows:

         "In addition to the rights provided to Holders of this Security under the Indenture, Holders shall have all the rights set forth in that certain Registration Rights Agreement, dated as of __________, 20__, among the Company and the Initial Purchasers signatories thereto, including without limitation the right to receive Additional Interest as described in Section 2.5 thereof."



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                                  ARTICLE THREE

                            Miscellaneous Provisions

         Section 301. The Indenture, as supplemented and amended by this Supplemental Indenture No. 6, is in all respects hereby adopted, ratified and confirmed.

         Section 302. This Supplemental Indenture No. 6 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 303. THIS SUPPLEMENTAL INDENTURE NO. 6 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 304. If any provision in this Supplemental Indenture No. 6 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

         Section 305. In case any provision in this Supplemental Indenture No. 6 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.




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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 6 to be duly executed, as of the day and year first written above.

                                         CENTERPOINT ENERGY RESOURCES CORP.


                                         By: /s/ Marc Kilbride
                                            ------------------------------------
                                         Name: Marc Kilbride
                                         Title: Vice President and Treasurer

Attest:

    /s/ Richard B. Dauphin
------------------------------------
Name: Richard B. Dauphin
Title: Assistant Corporate Secretary



(SEAL)



                                         JPMORGAN CHASE BANK, as Trustee


                                         By: /s/ Carol Logan
                                            ------------------------------------
                                         Name: Carol Logan
                                         Title: Vice President and Trust Officer


(SEAL)



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